Exhibit 99.1

Oncotelic Therapeutics Reports FY 2025 Results Highlighting $249M Net Income and JV Pipeline Progress

AGOURA HILLS, Calif., April 16, 2026 (GLOBE NEWSWIRE) — Oncotelic Therapeutics, Inc. (OTCQB:OTLC) (“Oncotelic”, the “Company” or “We”), a clinical-stage biopharmaceutical company developing drugs for the treatment of orphan oncology indications, as well as antisense and small molecule injectable drugs for the treatment of cancer, today announced its financial results for the fiscal year ended December 31, 2025 (“FY 2025”), as compared to the fiscal year ended December 31, 2024 (“FY 2024”). The financial results are based on the 2025 Annual Report on Form 10-K (“Form 10-K”) as filed with the Securities and Exchange Commission (“SEC”) on April 15, 2026. The Company recorded net income after tax of approximately $249.0 million, compared to a net loss of approximately $4.8 million in the prior year. The net income was primarily driven by a non-cash increase in the estimated fair value of the Company’s investment in GMP Biotechnology Limited (“GMP Bio”), its joint venture (“JV”), of approximately $365.4 million, as determined by an independent third-party ASC-compliant valuation, partially offset by a deferred income tax provision of approximately $111.6 million.

Highlights for FY 2025 and thereafter:

2025 marked a transformational year for Oncotelic, highlighted by the successful completion of its first combination immunotherapy trial, the formalization of Sapu Bio and Sapu Nano, subsidiaries of GMP Bio, in which the Company has 45% equity interests. Additional achievements included dedicated development platforms, expansion of the Company’s AI-enabled research capabilities, and continued advancement of its joint venture programs.

Joint Venture Valuation and Investment

In November 2025, the Company recorded a non-cash increase in the fair value of its investment in GMP Biotechnology Limited based on an independent third-party valuation, resulting in a gain of approximately $365.4 million and a carrying value of approximately $388.0 million. This increase reflects estimated development progress and market-based assumptions and does not represent product revenue or cash received. A corresponding deferred income tax liability of approximately $111.6 million was recorded.

Sapu Bio and Sapu Nano: Dual-Platform Strategy

During 2025, GMP Bio formalized its two primary subsidiaries. Sapu Bio concentrates on OT-101 (TGFβ2 antisense) clinical development, regulatory advancement, and biomarker-driven positioning. Sapu Nano serves as the dedicated nanomedicine arm of the JV, advancing the Deciparticle™ platform into clinical-stage assets, partnerships, and commercialization. Together they form a diversified and scalable development platform.

Deciparticle™ Nanoparticle Platform

The Deciparticle™ platform utilizes ultra-small amphiphilic constructs (below ~20 nanometers) enabling enhanced tumor penetration and distribution. The JV is advancing six candidates: Sapu-001 (paclitaxel), Sapu-003 (everolimus), Sapu-004 (carboplatin), Sapu-005 (palbociclib), and Sapu-006 (docetaxel), in addition to OT-101. Everolimus formulation development is complete with a global clinical trial enrolling in Australia. Palbociclib and docetaxel INDs are expected in 2026. The platform is protected by more than 15 patent families.

OT-101 Clinical Program

In March 2025, we completed a Phase 1 clinical trial (NCT04862767) evaluating OT-101 in combination with IL-2 in Seoul, South Korea for advanced or metastatic solid tumors. The combination showed a tolerable safety profile with no unexpected safety signals. The JV plans to advance OT-101 plus IL-2 into further studies exploring synergies with checkpoint inhibitors such as PD-1 blockers. Separately, the JV initiated a Phase 2/3 trial for OT-101 in pancreatic cancer and is actively enrolling participants. Over ten patent families have been filed related to TGFβ2 as a prognostic indicator for cancer survival.

PDAOAI (“AI”) Platform

PDAOAI, the Company’s proprietary AI-enabled knowledge platform, was significantly expanded during 2025 into a core infrastructure layer supporting research, biomarker discovery, and regulatory documentation. By late 2025, PDAOAI evolved into a large-scale knowledge platform built around a TGF-β-centric biomedical corpus of over 100,000 curated abstracts with semantic retrieval and cross-referencing capabilities. PDAOAI contributed to at least seven peer-reviewed publications during 2025 across biomarker discovery, tumor microenvironment analysis, nanoparticle drug delivery, and clinical outcome correlations — spanning ovarian, breast, pancreatic, hepatocellular, and glioblastoma tumor types. Notably, the Company identified a novel biomarker signature (High RICTOR / Low RPTOR) predictive of sensitivity to intravenous everolimus based on analysis of over 9,000 tumor samples.

GMP Manufacturing Facility

The JV’s GMP manufacturing facility in San Diego continued full-scale operations during 2025 under its Drug Manufacturing License from the State of California. The facility utilizes a streamlined “one-pot” manufacturing process for bulk drug production through to finished product, with capabilities for both nonclinical and Phase 1 clinical trial material production. In early 2025, the Company partnered with Shanghai Medicilon, Inc. to access its rapid IND development platform supporting up to 20 IND projects.

Results of Operations

Below is a presentation of our financial results comparing FY 2025 to FY 2024 and based on our results published in our Form 10-K filed with the SEC on April 15, 2026.

FY 2025 compared to FY 2024 Financial Results Overview

ONCOTELIC THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2025	2024

Operating expenses:
Research and development	$4,357	$-
General and administrative	3,182,242	376,013
Goodwill impairment (See note 2 and 3)	-	3,200,000
Total operating expenses	3,186,599	3,576,013

Income/(Loss) from operations	(3,186,599)	(3,576,013)
Other income (expense):
Change in fair value of investment in GMP Bio	365,346,775	-
Interest expense, net	(885,488)	(857,723)
Reimbursement for expenses - related party	-	22,937
Change in fair value of derivative on debt	353,572	(280,402)
Loss on debt conversion	(1,058,976)	(88,258)
Miscellaneous income	5,631	-
Total other income (expense)	363,761,514	(1,203,446)
Net income (loss) before income taxes	360,574,915	(4,779,459)
Provision for income taxes	(111,550,000)	-
Net income (loss) after income taxes	249,024,915	(4,779,459)
Net income (loss) before non-controlling interests	249,024,915	(4,779,459)

Net loss attributable to non-controlling interests	(254,917)	(255,527)
Net income (loss) attributable to Oncotelic Therapeutics, Inc.	$249,279,832	$(4,523,932)

Basic net income (loss) per share attributable to common stock	$0.59	$(0.01)
Basic weighted average common stock outstanding	421,045,524	404,396,473

Basic and diluted net income (loss) per share attributable to common stock	$0.59	$(0.01)
Basic and diluted weighted average common stock outstanding	422,234,747	404,396,473

We recorded a higher net income per basic share of $0.59 for the year ended December 31, 2025, as compared to net loss per basic share of $0.01 for the year ended December 31, 2024. The Company had no product revenue for either period. We recorded net income of approximately $249.3 million attributable to Oncotelic Therapeutics, Inc. for the year ended December 31, 2025, compared to a net loss of approximately $4.5 million for the year ended December 31, 2024. The higher net income was primarily due to recording a non-cash increase in the estimated fair value of our investment in GMP Bio of approximately $365.3 million, based on an independent third-party ASC-compliant valuation. This non-cash gain was partially offset by a provision for deferred income taxes of approximately $111.6 million, higher general and administrative expenses of approximately $2.8 million primarily driven by stock-based compensation of approximately $2.4 million incurred for common stock and preferred stock issued in connection with services and approximately $0.2 million to settle litigation related to an ex-employee, higher loss on conversion of debt of approximately $1.0 million, partially offset by a favorable change in the value of derivatives on debt of approximately $0.6 million and lower interest expense of approximately $28 thousand. All operational costs associated with OT-101 and the nanoparticle platform are substantially covered by the JV, significantly reducing our direct financial burden until such time we make a determination to commence development of our own compounds.

“The independent third-party valuation of our JV’s pipeline represents a significant milestone for the Company and validates the strategic investments we have made since forming the joint venture in 2022. With the successful completion of our Phase 1 OT-101/IL-2 combination trial, the advancement of six Deciparticle™ nanoparticle candidates into various stages of development, and the continued expansion of our PDAOAI platform which contributed to seven peer-reviewed publications this year, the underlying value drivers are tangible and progressing. We are now focused on the next phase of value realization — advancing the JV toward a potential Hong Kong IPO, pursuing a national exchange uplisting for the Company, and converting our pipeline progress into clinical and commercial milestones,” said Vuong Trieu, CEO of Oncotelic.

“The progress made by the Company, through GMP Bio, the joint venture with Dragon, over such a short period of time is very impressive. We expect to continue to see significant progress and shareholder value creation by the Company through our ownership in GMP Bio,” said Amit Shah, CFO of Oncotelic.

About Oncotelic

Oncotelic (f/k/a Mateon Therapeutics, Inc.), was formed in the State of New York in 1988 as OXiGENE, Inc., was reincorporated in the State of Delaware in 1992, and changed its name to Mateon Therapeutics, Inc. in 2016, and Oncotelic Therapeutics, Inc. in November 2020. Oncotelic conducts business activities through Oncotelic and its wholly-owned subsidiaries, Oncotelic, Inc., a Delaware corporation, PointR Data, Inc. (“PointR”), a Delaware corporation, Pet2DAO, Inc., a Delaware corporation; and EdgePoint AI, Inc. (“Edgepoint”), a Delaware Corporation for which there are non-controlling interests, (Oncotelic, Oncotelic Inc., PointR, Pet2DAO and Edgepoint are collectively called the Company). The Company is currently developing OT-101, in addition to five additional compounds, for various cancers and COVID-19 through its joint venture GMP Bio, with Dragon, Artemisinin for COVID-19 and AI technologies for clinical development and manufacturing. In addition, GMP Bio is developing 5 additional nanoparticle compounds in the JV, which has the potential of significant revenues and value. The Company also acquired apomorphine for Parkinson’s Disease, erectile dysfunction and female sexual dysfunction. In addition, the Company is evaluating the further development of its product candidates OXi4503, as a treatment for acute myeloid leukemia and myelodysplastic syndromes, and CA4P, in combination with a checkpoint inhibitor for the treatment of advanced metastatic melanoma. The Company is also planning to address the animal health industry through Pet2DAO. Our principal corporate office is in the United States at 29397 Agoura Road, Suite 107, Agoura Hills, CA 91301 (telephone: 650-635-7000). Our internet address is www.oncotelic.com.

Oncotelic’s Cautionary Note on Forward-Looking Statements

Any statements contained in this Press Release that are not statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology. Statements concerning: our expectations on the timing, success of the JV’s product approvals, commercialization of the JVs products and results of operations of the JV: our expectations on the timing, success, or valuation our JV’s planned initial public offering; the timing, success or continuing valuation of our equity interest in the JV; our ability to secure future debt or equity financing needed to meet operating costs; the timing, costs and other limitations involved in obtaining regulatory approval for any product candidate; the expected efficacy of our product candidates compared to competitive products; anticipated results of our research and development programs as well as preclinical and clinical trials; expected market size, market acceptance for our product candidates; our ability to enter into future partnerships, joint ventures or other corporate transactions, ability of us being able to obtain additional resources, including debt or equity funding, and the expected benefits to be derived from those transactions; the anticipated impact of regulatory and legislative changes in the United States and foreign countries on our product candidates and operations; anticipated trends in revenues, operating expenses or financial position and results of operations; and our estimates regarding anticipated operating income or losses, future performance, future revenues and projected expense; are all forward-looking statements. Forward-looking statements reflect current views about future events and are based on our currently available financial, economic and competitive data and on current business plans. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed or implied in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the factors included in “Risk Factors,” in our Form 10K and the other registration statements and reports that we file with the SEC. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. We undertake no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should consider the inherent limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. This press release may also include market data related to our business and industry. These market data may include projections that are based on a number of assumptions. While we believe these assumptions to be reasonable and sound as of the date of this press release, if these assumptions turn out to be incorrect, actual results may materially differ from the projections based on these assumptions. As a result, the markets for our product candidates may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

In addition, the Company expects to remeasure the fair value of its investment in GMP Biotechnology Limited on a quarterly basis in accordance with applicable accounting standards, including Accounting Standards Codification (“ASC”) 820, Fair Value Measurement. Such remeasurements are based on significant estimates and assumptions, including clinical development progress, regulatory milestones, market conditions, and comparable company data. As a result, the value of this investment, and the corresponding impact on the Company’s financial statements, may fluctuate materially from period to period, including based on the success or failure of drug development activities within the joint venture pipeline. These fluctuations are non-cash in nature and may not be indicative of the Company’s underlying operating performance or future cash flows.

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